SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 27, 2005
Date of Report (Date of earliest event reported)

Livestar Entertainment Group Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 West 8th Avenue, 4th Floor,
Vancouver, British Columbia, Canada V5Y 1M7
(address of principal executive offices) (Zip Code)

(604) 682-6541
(Registrants telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2005, Livestar Entertainment Group Inc. (the “Company”) entered into a definitive Agreement and Plan of Acquisition (the “Agreement”) in the form attached hereto as Exhibit 2.1, with Promostafing.com LLC (“Promo Staffing”), a Florida corporation and Mr. Cory Sklar. Speaking generally, the Agreement provides for the acquisition by the Company of 60% of the issued and outstanding shares of capital stock of Promo Staffing upon payment on or before the closing date of consideration valued at $840,000.00. The closing date is scheduled for February 28, 2005.

The purchase consideration is in the form of 92,307,692 common shares issued by the Company. The common shares were issued as a refundable deposit toward the purchase consideration. The common shares will held in escrow with the Company’s attorney under the terms of conditions precedent at Closing.

Included in this Form 8-K are forward-looking statements. There can be no assurance that expectations reflected in such forward-looking statements will prove to be correct. The Company’s actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors.

Item 9. Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Acquisition, dated January 25, 2005, by and between the Company and Promostaffing.com LLC and Cory Sklar

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2005	Livestar Entertainment Group Inc. BY: /s/ Ray Hawkins —————————————— Ray Hawkins Chief Executive Officer